      As filed with the Securities and Exchange Commission on June 28, 2012

                                                     Registration No. 333-181042
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                  AMENDMENT #2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               NORSTRA ENERGY INC.
                 (Name of Small Business Issuer in its Charter)

          Nevada                             1311                     N/A
(State or Other Jurisdiction    (Primary Standard Industrial     (IRS Employer
      of Organization)               Classification Code)      Identification #)

                                         Nevada Commercial Registered Agents LC.
       414 Manor Road                               4231 Dant Blvd.
     Laredo Texas, 78041                         Reno, NV, 89509-7020
     1-888-474-8077 (TEL)                            775-589-1001
  (Address and telephone of                (Name, address and telephone number
registrant's executive office)                    of agent for service)

                  Please send copies of all correspondence to:

                               Michael J. Morrison
                         1495 Ridgeview Drive, Suite 220
                              Reno, Nevada, 89518,
              Telephone: (775) 827-6300, Facsimile: (775) 827-6311

Approximate  date  of  proposed  sale to the  public:  After  this  registration statement becomes effective

If the  securities  being  registered  herein  will  be  sold  by  the  security shareholders  on a  delayed  or  continuous  basis  pursuant  to Rule 415 of the
Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the  Securities  Act  registration  statement  number of the  earlier  effective registration statement for the same offering. [ ]

If this Form is a  post-effective  amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same offering.

If this Form is a  post-effective  amendment filed pursuant to Rule 462(d) under the  Securities  Act,  check  the  following  box and  list the  Securities  Act registration  statement number of the earlier effective  registration  statement for the same offering.

Indicate by check mark whether the registrant is a large  accelerated  filer, an accelerated filer, a non-accelerated  filer, or a smaller reporting company. See the definitions of "large accelerated  filer,"  "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer   [ ]                        Smaller Reporting Company [X]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
Title of Each Class                         Proposed Maximum      Proposed Maximum
  of Securities           Amount to Be       Offering Price           Aggregate             Amount of
 to be Registered          Registered         per Share (1)(2)     Offering Price        Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock by Company
par value $0.001          60,000,000            $0.001                $60,000                $6.88
=========================================================================================================

(1)  The offering price has been arbitrarily determined by the Company and bears no relationship to assets,  earnings,  or any other valuation criteria.  No assurance  can be given that the shares  offered  hereby will have a market value or that they may be sold at this, or at any price.
(2)  Estimated  solely for  purposes  of  calculating  the  registration  fee in accordance with Rule 457 of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT  SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY  STATES THAT THIS REGISTRATION  STATEMENT
SHALL  THEREAFTER  BECOME  EFFECTIVE  IN  ACCORDANCE  WITH  SECTION  8(A) OF THE
SECURITIES  ACT OF  1933  OR  UNTIL  THE  REGISTRATION  STATEMENT  SHALL  BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION,  ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
================================================================================
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                               NORSTRA ENERGY INC.

                     UP TO 60,000,000 SHARES OF COMMON STOCK

                                                          Subject to Completion,
                                                  ________________________, 2012

Prior to this registration, there has been no public trading market for the common stock of NORSTRA ENERGY INC. ("Norstra", the "Company", "us", "we",
"our") and it is not presently traded on any market or securities exchange. We are offering up to 60,000,000 shares of common stock for sale by us to the public.

The offering of up to 60,000,000 shares is a "best efforts" offering, which means that our directors and officers will use their best efforts to sell the common stock and there is no commitment by any person to purchase any shares.
The shares will be offered at a fixed price of $0.001 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. This offering will continue for the earlier of: (i) 90 days after this registration statement becomes effective with the Securities and
Exchange Commission, or (ii) the date on which all 60,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days. Proceeds from the sale of the shares will be used to fund the initial stages of our business development and will be immediately available to us as there have been no arrangements to place the funds in escrow. This offering will end no later than 180 days from the offering date. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since we, and not an underwriter, are offering the stock.

There can be no assurance that all or any shares being offered in this
Prospectus are going to be sold and that we will be able to raise any funds from this offering.

We are an Emerging Growth Company as defined in the Jumpstart Our Business
Startups Act.

SHARES OFFERED                    PRICE        SELLING AGENT        PROCEEDS TO
 BY COMPANY                     TO PUBLIC       COMMISSIONS         THE COMPANY
 ----------                     ---------       -----------         -----------
Per Share                        $ 0.001      Not applicable          $ 0.001
Minimum Purchase                  None        Not applicable      Not applicable
Maximum (60,000,000 shares)      $60,000      Not applicable          $60,000

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this Prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO
AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK
FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN
OFFER TO BUY THESE SECURITIES AND WE SHALL NOT SELL ANY OF THESE SECURITIES IN
ANY STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE
REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

               THE DATE OF THIS PROSPECTUS IS ______________, 2012
The following table of contents has been designed to help you find important information contained in this Prospectus. We encourage you to read the entire
Prospectus.

TABLE OF CONTENTS                                                       PAGE NO.
-----------------                                                       --------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........................    25
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES

                               PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends",
"anticipates", "believes", "estimates", "projects", "forecasts", "expects",
"plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on Page 10 of this Prospectus and the "Management's Discussion and Analysis of Financial
Position and Results of Operations" section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 10, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

Unless otherwise noted, All references to "us", "we", "our" relate to Norstra
Energy Inc., a Nevada corporation.

                                    BUSINESS

We are an exploration stage company, incorporated in the State of Nevada on
November 12, 2010, as a for-profit company, and electing a fiscal year end of
February 28. Our original name was Norstra Inc. On November 18, 2011 we filed a certificate of amendment with the Nevada Secretary of State to change our name to Norstra Energy Inc. On March 28, 2012 we filed an additional certificate of amendment with the Nevada to effect a forward split of our issued, outstanding and authorized common shares. Our business office is located at 414 Manor Road,
Laredo Texas, 78041 and our registered office is located at 4231 Dant Blvd.,
Reno, Nevada, 89509-7020. Our telephone number is 1-888-474-8077. We have reserved a domain main and have a staging site that can be found at .

We plan on engaging in the exploration and development of oil and gas properties. We have acquired a 100% working interest in and an 80% revenue interest to approximately 40 acres of oil and gas exploration land in Reno
County, Kansas which we plan to explore for oil and gas. This property is described in "Description of Business" further in this Prospectus. We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business
Startups Act.

We shall  continue to be deemed an emerging  growth  company  until the earliest of--

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price

Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.'.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes
Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the
Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

                                  OUR OFFERING

We have 40,513,100 shares of common stock issued and outstanding. Through this offering we will register 60,000,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 60,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.001 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered
by the Company.                         Up to 60,000,000 shares of common stock,
                                        par value $0.001 offered by us in a
                                        direct offering.

Offering price per share                We are offering up to 60,000,000 shares
                                        of our common stock at $0.001.

Number of shares outstanding before
the offering of common shares           40,513,100 common shares are currently
                                        issued and outstanding.

Number of shares outstanding after
the offering of common shares           100,513,100 common shares will be issued
                                        and outstanding if we sell all of the
                                        shares that we are offering.

The minimum number of shares
to be sold in this offering             None.

Market for the common shares            There is no public market for the common
                                        shares. The price per share is $0.001.
                                        The offering price for the shares will
                                        remain $0.001 per share for the duration
                                        of the offering.

Use of Proceeds                         We will receive all proceeds from the
                                        sale of the common stock and intends to
                                        use the proceeds from this offering, to
                                        begin implementing the business and
                                        marketing plan. The expenses of this
                                        offering, including the preparation of
                                        this prospectus and the filing of this
                                        registration statement, estimated at
                                        $12,500 are being paid for by us.

Termination of the Offering             This offering will terminate upon the
                                        earlier to occur of (i) 90 days after
                                        this registration statement becomes
                                        effective with the Securities and
                                        Exchange Commission, or (ii) the date on
                                        which all 60,000,000 shares registered
                                        hereunder have been sold. We may, at our
                                        discretion, extend the offering for an
                                        additional 90 days. In any event, the
                                        offering will end within 180 days of
                                        this Registration Statement being
                                        declared effective.

Termsof the Offering                    Dallas Kerkenezov and Sasha Heredia, our
                                        two officers and directors will sell the
                                        common stock upon effectiveness of this
                                        registration statement on a BEST EFFORTS
                                        basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

                      SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's
Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

                           STATEMENT OF EXPENSES DATA

                                          Period from
                                       November 12, 2010
                                         (inception) to          Year Ended
                                       February 28, 2011      February 29, 2012
                                       -----------------      -----------------
                                              ($)                    ($)

Revenues                                         0                      0
Total Expenses                               1,225                    407
Net Loss                                     1,225                    407
Net Loss per share                            0.00                   0.00

                               BALANCE SHEET DATA

                                             As at                  As at
                                       February 28, 2011      February 29, 2012
                                       -----------------      -----------------
                                              ($)                    ($)

Working Capital                                  0                 (4,215)
Total Assets                                     0                 19,241
Total Liabilities                                0                  4,392

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS ASSOCIATED WITH OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY AND AS A RESULT THERE IS NO ASSURANCE WE CAN
OPERATE ON A PROFITABLE BASIS.

We have a limited operating history. Our company's operations will be subject to all the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by resource exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the properties that we plan to undertake.
These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of our properties may not result in the discovery of reserves. Problems such as unusual or unexpected formations of rock or land and other conditions are involved in resource exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial reserves, we may decide to abandon our claims and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. There can be no assurance that we will be able to operate on a profitable basis.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL AND OUR
INVESTORS COULD LOSE THEIR INVESTMENT.

We had cash in the amount of $177, and liabilities of $4,392 for a working capital of $(4,215) as of February 29, 2012. We currently do not generate any revenues from our operations. We have estimated that we require $60,000 to conduct exploration activities on our property and cover legal, audit and G&A costs (banking fees, corporate fees, misc). Even if we are able to sell all of the securities offered by this Prospectus, we would still need to obtain additional financing to undertake our proposed exploration activity. Obtaining additional financing would be subject to a number of factors, including market prices for resources, investor acceptance of our properties and investor sentiment. These factors may negatively affect the timing, amount, terms or conditions of any additional financing available to us. The most likely source of future funds presently available to us is through the sale of equity capital and loans. Any sale of share capital will result in dilution to existing shareholders.

THE OIL AND NATURAL GAS INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE
THAT WE WILL BE SUCCESSFUL IN ACQUIRING LEASES.

The oil and natural gas industry is intensely competitive. Although we do not compete with other oil and gas companies for the sale of any oil and gas that we may produce, as there is sufficient demand in the world market for these products, we compete with numerous individuals and companies, including many major oil and natural gas companies which have substantially greater technical, financial and operational resources and staff. Accordingly, there is a high degree of competition for desirable oil and natural gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

THERE CAN BE NO ASSURANCE THAT WE WILL DISCOVER OIL OR NATURAL GAS IN ANY
COMMERCIAL QUANTITY ON OUR PROPERTIES.

Exploration for economic reserves of oil and natural gas is subject to a number of risks. There is competition for the acquisition of available oil and natural gas properties. Few properties that are explored are ultimately developed into producing oil and/or natural gas wells. If we cannot discover oil or natural gas in any commercial quantity thereon, our business will fail.

EVEN IF WE ARE ABLE TO ENGAGE IN EXPLORATION ON OUR PROPERTY AND ESTABLISH THAT
IT CONTAINS OIL OR NATURAL GAS IN COMMERCIALLY EXPLOITABLE QUANTITIES, THE
POTENTIAL PROFITABILITY OF OIL AND NATURAL GAS VENTURES DEPENDS UPON FACTORS
BEYOND THE CONTROL OF OUR COMPANY.

The potential profitability of oil and natural gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and natural gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. In addition, adverse weather conditions can hinder drilling operations. These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

In addition, a productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or natural gas from the well. Production from any well may be unmarketable if it is impregnated with water or other deleterious substances.
Also, the marketability of oil and natural gas which may be acquired or discovered will be affected by numerous related factors, including the proximity and capacity of oil and natural gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection, all of which could result in greater expenses than revenue generated by the well.

THE MARKETABILITY OF NATURAL RESOURCES WILL BE AFFECTED BY NUMEROUS FACTORS
BEYOND OUR CONTROL WHICH MAY RESULT IN US NOT RECEIVING AN ADEQUATE RETURN ON
INVESTED CAPITAL TO BE PROFITABLE OR VIABLE.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and natural gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and natural gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

OIL AND NATURAL GAS OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION WHICH MAY
CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE
ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

Oil and natural gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and natural gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.
Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that standards imposed by federal,

provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

EXPLORATION AND PRODUCTION ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL
REGULATIONS WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUATION OF OUR
OPERATIONS.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

EXPLORATORY DRILLING INVOLVES MANY RISKS AND WE MAY BECOME LIABLE FOR POLLUTION
OR OTHER LIABILITIES WHICH MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL POSITION.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour natural gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

ANY CHANGE TO GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE
IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY.

The business of oil and natural gas exploration and development is subject to substantial regulation under various countries laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil and natural gas and related products and other matters.
Amendments to current laws and regulations governing operations and activities of oil and natural gas exploration and development operations could have a material adverse impact on our business. Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO
IMPLEMENT OUR BUSINESS PLAN.

Our success is largely dependent on our ability to hire highly qualified personnel. This is particularly true in highly technical businesses such as resource exploration. These individuals are in high demand and we may not be able to attract the personnel we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such

employees after they are hired. Failure to hire key personnel when needed, or on acceptable terms, would have a significant negative effect on our business.

WE COULD NOT ACT AS THE "OPERATOR" ON OUR PROPERTY, AND SO WE ARE EXPOSED TO THE
RISKS OF OUR THIRD-PARTY OPERATORS.

We will be relying on the expertise of contracted third-party oil and gas exploration and development operators and third-party consultants for their judgment, experience and advice. We can give no assurance that these third party operators or consultants will always act in our best interests, and we are exposed as a third party to their operations and actions and advice in those properties and activities in which we are contractually bound.

RISKS ASSOCIATED WITH OUR COMMON STOCK AND THIS OFFERING

WE DO NOT INTEND TO PAY DIVIDENDS ON ANY INVESTMENT IN THE SHARES OF OUR STOCK.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in us.

BECAUSE WE CAN ISSUE ADDITIONAL SHARES OF COMMON STOCK, PURCHASERS OF OUR COMMON
STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 150,000,000 shares of common stock, of which
40,513,100 shares are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE
SECURITIES AND EXCHANGE COMMISSION'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A
STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted
Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or
$300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination

                                       10
that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT A STOCKHOLDER'S ABILITY TO BUY
AND SELL OUR STOCK.

In addition to the "penny stock" rules promulgated by the Securities and
Exchange Commission, the Financial Industry Regulatory Authority (FINRA) has
adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

OUR SECURITY HOLDERS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR
SECURITIES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (i)
limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii)
govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE
ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We intend to apply to have our common stock quoted on the OTC Bulletin Board.
This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market-maker. Despite our best efforts, it may not be able to convince any broker/dealer to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTC Bulletin Board after this registration becomes effective and we have completed our offering. If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

                                       11
We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY
MORE FOR OUR COMMON STOCK THAN THE PRO RATA VALUE OF OUR ASSETS.

We have only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.001 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.001. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS,
IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE
THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE IS
WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

OTHER RISKS

OUR AUDITORS' REPORTS CONTAIN A STATEMENT THAT OUR NET LOSS AND LIMITED WORKING
CAPITAL RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING
CONCERN.

Our independent registered public accountants have stated in their report, included in this Prospectus under the heading "Financial Statements" and dated as of April 26, 2012 that our significant operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. We had a net loss of $407 for the fiscal year ended February 29, 2012.
We will be required to raise substantial capital to fund our capital expenditures, working capital and other cash requirements since our current cash assets are exhausted. We are currently searching for sources of additional funding. The successful outcome of future financing activities cannot be

                                       12
determined at this time and there are no assurances that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

WE ARE INCURRING INCREASED COSTS AS A RESULT OF BEING A PUBLICLY-TRADED COMPANY.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and
Exchange Commission, have required changes in corporate governance practices of public companies. These new rules and regulations have increased our legal and financial compliance costs and have made some activities more time-consuming and costly. They have also made it more difficult and more expensive for us to obtain director and officer liability insurance, which we currently cannot afford to do. As a result of the new rules, it may become more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such costs and/or whether we will be able to raise the funds necessary to meet the cash requirements for these costs.

BECAUSE WE MAY NEVER EARN REVENUES FROM OUR OPERATIONS, OUR BUSINESS MAY FAIL
AND THEN INVESTORS MAY LOSE ALL OF THEIR INVESTMENT IN OUR COMPANY.

We have no history of revenues from operations. We have never had significant operations and have no significant assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and are in the exploration stage. The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of oil and gas reserves on our properties or selling the rights to exploit those reserves. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to completion of the exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our property in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

IF WE DO NOT FILE A REGISTRATION STATEMENT ON FORM 8-A TO BECOME A MANDATORY
REPORTING COMPANY UNDER SECTION 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934, WE
WILL CONTINUE AS A REPORTING COMPANY AND WILL NOT BE SUBJECT TO THE PROXY
STATEMENT REQUIREMENTS, AND OUR OFFICERS, DIRECTORS AND 10% STOCKHOLDERS WILL
NOT BE REQUIRED TO SUBMIT REPORTS TO THE SEC ON THEIR STOCK OWNERSHIP AND STOCK
TRADING ACTIVITY, ALL OF WHICH COULD REDUCE THE VALUE OF YOUR INVESTMENT AND THE
AMOUNT OF PUBLICLY AVAILABLE INFORMATION ABOUT US.

As a result of this offering as required under Section 15(d) of the Securities
Exchange Act of 1934, we will file periodic reports with the Securities and
Exchange Commission through February 28, 2013, including a Form 10-K for the year ended February 28, 2013, assuming this registration statement is declared effective before that date. At or prior to February 28, 2013 we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10%
stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or

                                       13
otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on February 28, 2013. If we do not file a registration statement on Form 8-A at or prior to July 31,
2011, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and
10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.001. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

                              USE OF PROCEEDS TABLE

                                        IF 25% OF        IF 50% OF        IF 75% OF        IF 100% OF
                                       SHARES SOLD      SHARES SOLD      SHARES SOLD      SHARES SOLD
                                       -----------      -----------      -----------      -----------

GROSS PROCEEDS FROM THIS OFFERING        $15,000          $30,000          $45,000          $60,000
                                         =======          =======          =======          =======
LESS: OFFERING EXPENSES
  Accounting fees                          4,000            4,000            4,000            4,000
  Legal fees                               6,000            6,000            6,000            6,000
  G&A                                      5,000           10,000           10,000           10,000
TOTAL                                    $15,000          $20,000          $20,000          $20,000

LESS: EXPLORATION ACTIVITIES             $     0          $10,000          $25,000          $40,000

Even if we are able to sell all of the securities being offered in this
Prospectus, we will still require approximately $60,000 to cover our anticipated expenses over the next 12 months. Please review our "Management's Discussion and
Analysis of Financial Condition and Results of Operation" elsewhere in this
Prospectus. Please note that there can be no assurance that we will be able to raise such funds.

If we are only able to sell less than 25% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Nevada and maintain our status as a reporting issuer with the SEC.

                         DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined.
In determining the initial public offering price of the shares we considered several factors including the following:

*    our start up status;
*    our new business structure and operations;
*    prevailing market conditions, including the history and prospects for our industry;
*    our future prospects and the experience of our management;
*    our capital structure;

                                       14
Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.001 per share. This price is greater than the price paid by our two officers and directors for common equity since our inception. Our officers and directors paid $0.001 per share, but we undertook a 2-for-1 forward split of our stock after their acquisition closed, for an effective cost of $0.0005 per share. Our officers and directors paid
$0.0005 per share less than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets as of the date of our last audited financial statements. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.
Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD

Price per share...................................................   $    0.0010
Net tangible book value per share before offering.................   $    0.0004
Potential gain to existing shareholder............................   $    0.0006
Net tangible book value per share after offering
 (if all shares sold).............................................   $    0.0007
Increase to present stockholders in tangible book value
 Per share after offering.........................................   $    0.0002
Net Capital contributions by new stockholders.....................   $    60,000
Subscription Receivable (Sasha)....................................  $     5,000
Capital contribution by officer & director in February 2012.......   $    15,257
Number of shares outstanding before the offering..................    40,513,100
Number of shares after offering held by existing stockholders.....    40,513,100
Percentage of ownership after offering (if all shares sold).......         40.4%

DILUTION TO NEW SHAREHOLDERS                                                  PERCENTAGE OF SHARES SOLD
                                                               -----------------------------------------------
                                                                 25%          50%           75%         100%
                                                               -------      -------       -------      -------

Per share offering price                                       $0.001        $0.001       $0.001       $0.001
Net tangible book value per Share before offering              $0.0004      $0.0004       $0.0004      $0.0004
Net tangible book value per Share after offering               $0.0005      $0.0006       $0.0007      $0.0007
Increase in book value attributable to new shareholders        $0.0001      $0.0002       $0.0003      $0.0003
Dilution to new shareholders                                   $0.0005      $0.0004       $0.0003      $0.0003

                                       15
                                  THE OFFERING

We are registering 60,000,000 shares of our common stock for offer and sale at
$0.001 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this
Registration Statement. In addition, a market maker will be required to file a
Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.001 even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.001 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through
Dallas Kerkenezov and Sasha Heredia, our two directors and officers. Mr.
Kerkenezov and Ms. Heredia will not receive any commissions or other remuneration of any kind in connection with their participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 60,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Neither Mr. Kerkenezov, nor Ms. Heredia will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon
Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

     1.   Mr.  Kerkenezov  and  Ms.  Heredia  are  not  subject  to a  statutory disqualification,  as that term is defined in Section  3(a)(39) of the
          Act, at the time of their participation;

                                       16
     2.   Mr.  Kerkenezov  and Ms. Heredia will not be compensated in connection with  their  participation  by the  payment  of  commissions  or other remuneration  based either  directly or indirectly on  transactions in securities;

     3.   Mr.  Kerkenezov  and Ms. Heredia are not, nor will they be at the time
          of  participation  in  the  offering,   an  associated   person  of  a
          broker-dealer; and

     4.   Mr.  Kerkenezov  and Ms.  Heredia  meet the  conditions  of  paragraph
          (a)(4)(ii)  of Rule  3a4-1  of the  Exchange  Act,  in that  they  (A)
          primarily perform,  or are intended primarily to perform at the end of the  offering,  substantial  duties  for or on behalf of our  company, other than in connection with transactions in securities;  and (B) are not a broker or dealer,  or been an  associated  person of a broker or
          dealer,   within  the  preceding  twelve  months;  and  (C)  have  not participated  in selling and offering  securities  for any issuer more than once every  twelve  months  other than in reliance on  Paragraphs
          (a)(4)(i) or (a)(4)(iii).

Neither Mr. Kerkenezov nor Ms. Heredia, intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering. This offering will continue for the longer of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange
Commission, or (ii) the date on which all 60,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional
90 days.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 150,000,000 common shares, $0.001 par value.

COMMON STOCK

As of April 26, 2012, we have 40,513,100 shares of our common stock outstanding.
We do not have any outstanding warrants, options, or other convertible securities. Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

                                       17
VOTING RIGHTS

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

DIVIDEND POLICY

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for dividends. Since our inception to April 26, 2012 no dividends have been declared.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business.
However, it is possible that management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Michael J. Morrison, 1495 Ridgeview Drive, Suite 220, Reno, Nevada, 89519, has
passed upon certain legal matters in connection with the validity of the issuance of the shares of our common stock.

Sadler, Gibb & Associates, LLC of 291 South 200 West, Farmington, Utah, 84025
have audited our Financial Statements for the period November 12, 2010 (date of inception) through February 28, 2011 as well as the year ended February 29, 2012 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception date November 12, 2010 through February 29, 2012)

                              BUSINESS DESCRIPTION
OVERVIEW

We are an exploration stage company, incorporated in the State of Nevada on
November 12, 2010, as a for-profit company, and electing a fiscal year end of
February 28. Our original name was Norstra Inc. On November 18, 2011 we filed a certificate of amendment with the Nevada Secretary of State to change our name to Norstra Energy Inc. On March 28, 2012 we filed an additional certificate of amendment with the Nevada to effect a forward split of our issued, outstanding and authorized common shares. Our business office is located at 414 Manor Road,
Laredo, Texas, 78041 and our registered office is located at 4231 Dant Blvd.,
Reno, Nevada, 89509-7020. Our telephone number is 1-888-474-8077. We have reserved a domain main and have a staging site that can be found at
www.norstraenergy.com.

                                       18
We plan on engaging in the exploration and development of oil and gas properties. We have acquired a 100% working interest in and an 80% revenue interest to approximately 40 acres of oil and gas exploration land in Reno
County, Kansas which we plan to explore for oil and gas. The project is named the Lerado Extension Prospect. We anticipate conduction exploration activity on this property to ascertain whether production of oil and gas will be financially feasible given the current market for these commodities. If our exploration activity results in a positive outlook for the commercialization of the property, we anticipate on exercising the option on the property and begin production. However, there can be no assurance that we will raise sufficient funds to complete the type of exploration activity which will be necessary and then begin production.

We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations. We will need to raise $25,000 through the sale of our common stock, in addition to the proceeds of this offering, in order to implement our business plan for the upcoming 12 months. Since our inception in November 2010, we have been involved primarily in organizational and acquisition activities. We have raised some initial capital, acquired a working interest in an oil and gas exploration property, developed a short-term and long term corporate strategy and retained experts in law and accounting. We anticipate undertaking exploration activity on the Lerado Extension Prospect by winter of 2013.

Our short term business strategy is to conduct exploration activities on the
Lerado Extension Prospect, laid out in more detail in the "Description of
Property" section of this Prospectus and raise sufficient capital to carry out these activities. If achieve positive results during our exploration activities, we believe we will be able to either develop the Lerado Extension Prospect to the point of production or transfer our rights in the property at a profit.

Our long term strategy calls for the acquisition of additional property rights throughout North America and the undertaking of exploration activities on those properties. Both our short term and long term strategies are dependent on the ability to raise further capital and there can be no assurance that we will be able to raise such capital.

MARKETS

The availability of a ready market and the prices obtained for produced oil and gas depends on many factors, including the extent of domestic production and imports of oil and gas, the proximity and capacity of natural gas pipelines and other transportation facilities, fluctuating demand for oil and gas, the marketing of competitive fuels, and the effects of governmental regulation of oil and gas production and sales. A ready domestic market for oil and gas exists because of the presence of pipelines to transport oil and gas. The existence of an international market exists depends upon the presence of international delivery systems and political and pricing factors.

If we are successful in producing oil and gas in the future, the target customers for our oil and gas are expected to be refiners, remarketers and third party intermediaries, who either have, or have access to, consumer delivery systems. We intend to sell our oil and gas under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties. Typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated at intervals ranging in frequency from daily to annually.

We have not yet adopted any specific sales and marketing plans. However, as we purchase future properties, the need to hire marketing personnel will be addressed.

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
COMPETITION

The oil and gas industry is highly competitive. We are a new exploration stage company and have a weak competitive position in the industry. We compete with junior and senior oil and gas companies, independent producers and institutional and individual investors who are actively seeking to acquire oil and gas properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of oil and gas interests is intense with many oil and gas leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the oil and gas companies with which we compete for financing and for the acquisition of oil and gas properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring oil and gas interests of merit or on exploring or developing their oil and gas properties. This advantage could enable our competitors to acquire oil and gas properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further oil and gas interests or explore and develop our current or future oil and gas properties.

We also compete with other junior oil and gas companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior oil and gas companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their oil and gas properties or the price of the investment opportunity. In addition, we compete with both junior and senior oil and gas companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, oil and gas exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable oil and gas properties or interests, and we cannot give any assurance that suitable oil and gas properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the oil and gas industry by:

     *    keeping our costs low;
     *    relying on the strength of our management's contacts; and
     *    using our size and experience to our advantage by adapting  quickly to
          changing  market   conditions  or  responding   swiftly  to  potential
          opportunities.

GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL COMPLIANCE

GENERAL. Our exploration activities are subject to federal, state and local laws and regulations governing exploration, environmental matters, occupational health and safety, taxes, labor standards and other matters. All material licenses, permits and other authorizations currently required for our operations have been obtained or timely applied for. Compliance is often burdensome, and failure to comply carries substantial penalties. The regulatory burden on the oil and gas industry increases the cost of doing business and affects profitability.

                                       20
ENVIRONMENTAL MATTERS. Our operations are subject to numerous laws relating to environmental protection. These laws impose substantial penalties for any pollution resulting from our operations. We believe that our operations substantially comply with applicable environmental laws.

SOLID WASTE. Our operations require the disposal of both hazardous and nonhazardous solid wastes that are subject to the requirements of the Federal
Resource Conservation and Recovery Act (RCRA) and comparable state statutes. In addition, the EPA and certain states in which we currently operate are presently in the process of developing stricter disposal standards for nonhazardous waste.
Changes in these standards may result in our incurring additional expenditures or operating expenses.

HAZARDOUS SUBSTANCES. The Comprehensive Environmental Response, Compensation,
and Liability Act (CERCLA), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on some classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include but are not limited to the owner or operator of the site or sites where the release occurred or was threatened and companies that disposed or arranged for the disposal of the hazardous substances found at the site. Persons responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances and for damages to natural resources. Despite the RCRA exemption that encompasses wastes directly associated with crude oil and gas production and the "petroleum exclusion" of CERCLA, we may generate or arrange for the disposal of "hazardous substances" within the meaning of CERCLA or comparable state statutes in the course of our ordinary operations. Thus, we may be responsible under CERCLA (or the state equivalents) for costs required to clean up sites where the release of a "hazardous substance" has occurred. Also, it is not uncommon for neighboring landowners and other third parties to file claims for cleanup costs as well as personal injury and property damage allegedly caused by the hazardous substances released into the environment. Thus, we may be subject to cost recovery and to some other claims as a result of our operations.

AIR. Our operations are also subject to regulation of air emissions under the
Clean Air Act, comparable state and local requirements and the OCSLA. The scheduled implementation of these laws could lead to the imposition of new air pollution control requirements on our operations. Therefore, we may incur future capital expenditures to upgrade our air pollution control equipment. We do not believe that our operations would be materially affected by these requirements, nor do we expect the requirements to be any more burdensome to us than to other companies our size involved in exploration and production activities.

WATER. The Clean Water Act prohibits any discharge into waters of the United
States except in strict conformance with permits issued by federal and state agencies. Failure to comply with the ongoing requirements of these laws or inadequate cooperation during a spill event may subject a responsible party to civil or criminal enforcement actions. Similarly, the Oil Pollution Act of 1990 imposes liability on "responsible parties" for the discharge or substantial threat of discharge of oil into navigable waters or adjoining shorelines. A
"responsible party" includes the owner or operator of a facility or vessel, or the lessee or permittee of the area in which a facility is located. The Oil
Pollution Act assigns liability to each responsible party for oil removal costs and a variety of public and private damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct, or resulted from violation of a federal safety, construction or operating regulation. If the party fails to report a spill or to cooperate fully in the cleanup, liability limits likewise do not apply. Even if applicable, the liability limits for offshore facilities require the responsible party to pay all removal costs, plus up to $75 million in other damages. Few defenses exist to the liability imposed by the Oil Pollution Act.

                                       21
The Oil Pollution Act also requires a responsible party to submit proof of its financial responsibility to cover environmental cleanup and restoration costs that could be incurred in connection with an oil spill. The Oil Pollution Act requires parties responsible for offshore facilities to provide financial assurance in amounts that vary from $35 million to $150 million depending on a company's calculation of its "worst case" oil spill. We intend to have insurance to cover our facilities' "worst case" oil spill under the Oil Pollution Act regulations if we enter operations. As a result, we believe that we are in compliance with the Oil Pollution Act.

SAFETY AND HEALTH REGULATIONS. We are also subject to laws and regulations concerning occupational safety and health. We do not currently anticipate making substantial expenditures because of occupational safety and health laws and regulations. We cannot predict how or when these laws may be changed, or the ultimate cost of compliance with any future changes. However, we do not believe that any action taken will affect us in a way that materially differs from the way it would affect other companies in our industry.

INTELLECTUAL PROPERTY

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or services.

RESEARCH AND DEVELOPMENT

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

REPORTS TO SECURITY HOLDERS

Any member of the public may read and copy any materials filed by us with the
Securities and Exchange Commission at the Securities and Exchange Commission's
Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information
on the operation of the Public Reference Room may be obtained by calling the
Securities and Exchange Commission at 1-800-732-0330. The Securities and
Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange
Commission.

                             DESCRIPTION OF PROPERTY

We plan on engaging in the exploration and development of oil and gas properties. We have acquired a 100% working interest in and to approximately 40 acres of oil and gas exploration land in Reno County, Kansas.

OWNERSHIP

On February 15, 2012 Norstra Energy Inc. and Keta Oil and Gas Inc. concluded a transaction by which Norstra Energy Inc. paid USD $15,000 to acquire 100%
working interest in the oil and gas leases described as: "T26S R8W THE NE/4NE/4
SECTION 30: CONTAINING 40 ACRES MORE OR LESS, LOCATED IN RENO COUNTY, STATE OF
KANSAS." The purchase price was made up of $10 for the lease assignment and
$14,990 as a lease bonus payment.

                                       22
The lease is for a 3 (three) year term with a commencement date of original acquisition (February 15, 2012) and grant the Company the right to explore for potential petroleum and natural gas opportunities on the respective lease. The ability to renew the lease is to be renegotiated before or upon termination if
Norstra Energy Inc. should choose to renew the leasing rights.

LOCATION

The acreage is located in the Great Plains physiographic province of Kansas and the surface terrain consists of gently rolling plains. Ground elevations range from 1,500-1750 feet above sea level. The land is primarily used for agriculture and cattle grazing. There are no adverse environmental conditions on the surface or subsurface. There are numerous highway and county roads that allow easy access to the acreage and future well sites upon development of the play.

The Lerado Extension is within the oil and gas producing region of Central
Kansas and lays along the southern flank of the Central Kansas Uplift, with a portion of the acreage falling within the Sedgwick Basin.

GEOLOGY

Across the uplift the normal inclination of strata is interrupted in places to form gently plunging anticlines, numerous closed structures and complex faulted areas. The rock strata dip into the basins with closed structures, plunging anticlines, and stratigraphic traps forming along the flanks of the uplift.
Structural features, such as those mentioned above, are often associated with accumulation of hydrocarbons in the area. Stratigraphic traps formed as a result of differences or variations between or within stratified rock layers, creating a change or loss of porosity and/or permeability are also of major importance in hydrocarbon entrapment. Large amounts of oil and gas have produced on the uplift and on the flanks of this major Pre-Mississippian and Middle Pennsylvanian structural province.

The rocks of the Lansing-Kansas City Group account for approximately 23% of all the oil produced in the state of Kansas. the majority of which comes from the
Central Kansas Uplift and the basins flanking the uplift shown in the
(F2TETCONIC TAB). The Lansing-Kansas City zone in central Kansas is composed of interblended carbonates and shale's with occasional minor coals and sandstones.
In the general vicinity of the Lerado Extension, the Lansing- Kansas City zones is between 100-225 feet of thickness. Of the dozen or so individual zones with-in the Lansing-Kansas City, several of the zones have potential to produce oil and gas from each well drilled.

EXPLORATION PROGRAM

The State of Kansas maintains a database of drilling information from wells drilled under leases issued by the state. Companies who drill in Kansas are required to submit their drill results to the state. Therefore, previous drilling undertaken on land adjacent to the Company's holding are required to submit their drill log data to the state government. As a result, there is a large database of drill results available to the public. The Company has not yet received any reports indicating whether or not any previous drilling has been undertaken on adjacent lands.

In order to advance our property to a stage that would make the property of interest for a farm-in opportunity we will need to undertake the early stages of exploration ourselves. Our holdings do not currently have a resource. The
Company's initial work plan for the first year will include a detailed review of all publicly available data. In particular, the review will include a detailed assessment of publicly available drilling information to help us assess whether our properties may contain the type of formations that typically host crude oil in central Kansas. The review will also help to determine which other oil

                                       23
companies are exploring or drilling in our area in order to help us assess the possibility of approaching those companies for potential farm-in opportunities.

In addition to reviewing publicly available information we intend to conduct seismology studies to best make further determinations of geological potential.
Seismology is a geophysical method of determining geologic structure by means of prospector-induced elastic waves. In exploration seismology, artificial sources are used that have periods of tenths of a second and tens of meters of resolution.

The seismic method as applied to exploration of oil and gas involves field acquisition, data processing, and geologic interpretation. Seismic field acquisition requires placement of acoustic receivers (geophones) on the surface.
The end result of seismic data processing is the production of a subsurface profile similar to a geologic cross section. It is commonly plotted in a time scale, but it is also possible to plot it in depth. These time or depth profiles are used for geologic interpretation. Geologic interpretation of seismic data has two key components, structural and stratigraphic. Structural interpretation of seismic data involves mapping of the geologic relief of different subsurface strata by using seismic data as well as information from boreholes and outcrops.
Stratigraphic interpretation looks at attributes within a common stratum and interprets changes to infer varying reservoir conditions such as lithology, porosity, and fluid content.

Based on the results of the planned work program the next step in the exploration process will likely be to approach oil companies in the area to discuss farm-in opportunities or to raise additional funds in order to drill a well.

We believe our initial exploration program will cost approximately $40,000 to complete. This is broken down into $7,500 for review of drilling data in the area and $32,500 for an initial seismic testing and review.

We have not recognized any revenue from our oil and gas project and do not expect to generate any revenue for at least 12 months. Our property does not contain any known reserves or resources of oil or gas.

                                LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation.
There are no proceedings in which our director, officer, or affiliate, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC

                                       24
Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC
Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there were 2 holders of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we did not have any equity compensation plans.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting
Principles. All references to "common shares" refer to the common shares in our capital stock.

We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenses over the next 12 months will be approximately $60,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

                                            Estimated             Estimated
      Description                        Completion Date          Expenses ($)
      -----------                        ---------------          ------------
Legal and accounting fees                   12 months              $10,000
Exploration Expenses                        12 months              $40,000
General and administrative expenses         12 months              $10,000
                                                                   -------
Total                                                              $60,000
                                                                   =======

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
We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements.
We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $60,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the
SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on exploration activities on our property. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

We did not earn any revenues from our incorporation on November 12, 2010 to
February 29, 2012. We incurred operating expenses in the amount of ($1,632) for the period from our inception on November 12, 2010 through February 29, 2012.
These operating expenses were comprised of incorporation costs, website, bank service charges and other development costs.

As of February 29, 2012, our current assets were $177 and our liabilities were
$4,392, which resulting in a working capital of $(4,215). As of February 29,
2012, current assets were comprised of $177 in cash. Management believes additional capital will be required in order to complete our secondary offering which we intend to raise though debt. Capital required to complete our initial exploration plans however will require equity through private placements. We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in the notes to our financial statements for the year ended February 29, 2012. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

                                       26
USE OF ESTIMATES

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the year reported. Actual results may differ from these estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less.

LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. For the period from November 18, 2010
(inception) to February 29, 2012, there were no common stock equivalents and potential dilutive securities; however, if present, a separate computation of diluted loss per share would not have been presented, as these common stock equivalents and potential dilutive securities would have been anti-dilutive due to the Company's net loss.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

Sadler, Gibb & Associates LLC, has audited our Financial Statements for the period from November 12, 2010 (date of inception) to February 28, 2011 and the year ended February 29, 2012 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the above period.

                                   MANAGEMENT

OFFICER AND DIRECTOR

Our sole Officer and Director will serve until her successor is elected and qualified. Our officer was elected by the board of directors and serves until her successor(s) is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

Dallas Kerkenezov and Sasha Heredia, our two directors and officers. Mr.
Kerkenezov and Ms. Heredia The name, age and position of our officers and directors is set forth below:

                                       27
     Name                    Age                   Position(s)
     ----                    ---                   -----------

Dallas Kerkenezov            34         President, Secretary/Treasurer
                                        Chief Executive Officer
                                        Principal Financial Officer and Director

Sasha Heredia                31         Director

BUSINESS EXPERIENCE

DALLAS KERKENEZOV, PRESIDENT, SECRETARY/TREASURER, CHIEF EXECUTIVE OFFICER,
PRINCIPAL FINANCIAL OFFICER AND DIRECTOR

Mr. Kerkenezov is our sole officer and a director of Norstra Energy Inc. and has served as such since our inception. Mr. Kerkenezov has spent time in both Canada and Norway in the resource exploration and production industries. Currently Mr.
Kerkenezov owns his own construction company `Rom for Bygg' where his work is primarily in the oil industry with platform construction. For the summers of
2009-2011 Mr. Kerkenezov worked in the Yukon helping run staking and drilling crews for various mineral exploration companies. Prior to this time (From
2005-2011) and during the off season Mr. Kerkenezov was employed as a carpenter with Byggefirma Tunge AS.

We appointed Mr. Kerkenezov to our board of directors due to his experience in project management and exploration.

SASHA HEREDIA,  DIRECTOR

Ms. Heredia is a director of Norstra Energy Inc. and petroleum engineer with a degree from the Universidad De Oriente, Maturin in Venezuela. During her studies her graduation project was a Economic Feasibility study to test drilling shallow sands with flexible pipe in San Joaquin Fields. At present Ms. Heredia is currently employed at PDVSA Petrocedeno as the Unit Supervisor, petroleum department. Previously she worked for five years as a reservoir engineer in the petroleum department doing pressure test analysis of wells, and optimization of production.

We appointed Ms. Heredia to our board of directors due to her strong education and experience in the petroleum sector.

Currently, Mr. Kerkenezov spends approximately 25 hours a week on our affairs and Ms. Heredia devotes approximately 15 hours per week on developing our business plan and reviewing potential acquisitions.

OTHER DIRECTORSHIPS

Neither Mr. Kerkenezov nor Ms. Heredia hold, and have not held over the past five years, any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

                                       28
                              CONFLICTS OF INTEREST

Neither Mr. Kerkenezov nor Ms. Heredia are obligated to commit their full time and attention to our business and accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In that course of her other business activities she may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which she owes a fiduciary duty.
As a result she may have conflicts of interest in determining to which entity a particular business opportunity should be presented. She may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

     *    the corporation could financially undertake the opportunity:
     *    the opportunity is within the corporation's line of business: and
     *    it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our two directors and officers have not established any committees, including an
Audit Committee, a Compensation Committee or a Nominating Committee, or any
committee performing a similar function. The functions of those committees are being undertaken by both of our directors. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our two directors and officers not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Neither one of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of
Directors who:

     *    understands generally accepted accounting principles and financial statements,
     *    is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

                                       29
     *    has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
     *    understands internal controls over financial reporting, and
     *    understands audit committee functions.

As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED
VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY
HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS,
CONFLICTS OF INTEREST AND SIMILAR MATTERS.

                             EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole
Officer and Director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to our date of inception, and we do not anticipate that any compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named sole Officer and Director for all services rendered in all capacities to us for the period from inception (November 12, 2010) through February 28,
2011 as well as the year ended February 29, 2012.

                           SUMMARY COMPENSATION TABLE

                                                                  Non-Equity      Nonqualified
 Name and                                                         Incentive         Deferred
 Principal                                 Stock       Option        Plan         Compensation     All Other
 Position    Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Total($)
 --------    ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  --------

Dallas       2011       0         0           0           0             0               0               0            0
Kerkenezov   2012       0         0           0           0             0               0               0            0
CEO

We have not paid any salaries to our officer or our two director as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and directors other than as described herein.

                                       30
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of February
29, 2012.

                                      Option Awards                                           Stock Awards
          ---------------------------------------------------------------  -----------------------------------------------
                                                                                                                   Equity
                                                                                                                  Incentive
                                                                                                       Equity       Plan
                                                                                                      Incentive    Awards:
                                                                                                        Plan      Market or
                                                                                                       Awards:     Payout
                                            Equity                                                    Number of   Value of
                                           Incentive                          Number                  Unearned    Unearned
                                          Plan Awards;                          of          Market     Shares,     Shares,
            Number of      Number of       Number of                          Shares       Value of   Units or    Units or
           Securities     Securities      Securities                         or Units     Shares or    Other        Other
           Underlying     Underlying      Underlying                         of Stock      Units of    Rights      Rights
           Unexercised    Unexercised     Unexercised   Option     Option      That       Stock That    That        That
            Options         Options        Unearned    Exercise  Expiration  Have Not      Have Not   Have Not    Have Not
Name      Exercisable(#) Unexercisable(#)  Options(#)   Price($)    Date     Vested(#)     Vested($)  Vested(#)   Vested(#)
----      -------------- ---------------- ----------    -----       ----     ---------     ---------  ---------   ---------

Dallas         --              --             --          --         --          --           --         --           --
Kerkenezov

There were no grants of stock options since inception to the date of this
Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

We have not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the
"Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole Director and Officer since our inception; accordingly, no stock options have been granted or exercised by our
Sole Director and Officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our officer or directors since our inception; accordingly, no stock options have been granted or exercised by our officer or directors since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our officer, directors or any employee or consultant since our inception;
accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer, directors or employees or consultants since we were founded.

                                       31
COMPENSATION OF DIRECTORS

Our directors are not compensated by us for acting as such. They are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our directors are or will be compensated in the future for any services provided as a Director.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with Mr.
Kerkenezov and Ms. Heredia. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Kerkenezov and Ms.
Heredia that would result from their resignation, retirement or any other termination. There are no arrangements for Directors, Officers or Employees that would result from a change-in-control.

INDEBTEDNESS  OF  DIRECTORS,  SENIOR  OFFICERS,  EXECUTIVE  OFFICERS  AND  OTHER
MANAGEMENT

Neither our officer, directors nor any associate or affiliate of our company during the last two fiscal years are or have been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what her ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

                Name and Address of          Amount and Nature of     Percent of
Title of Class  Beneficial Owner [1]         Beneficial Ownership      Class [2]
--------------  --------------------         --------------------      ---------

Common Stock    Dallas Kerkenezov                 30,513,100              75%
                414 Manor Road,
                Laredo Texas, 78041

Common Stock    Sasha Heredia                     10,000,000              25%
                414 Manor Road,
                Laredo Texas, 78041

                All Officers and Directors
                 as a Group (1 person)            40,513,100             100%

----------
[1]  The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended,  by virtue of their direct and  indirect  stock  holdings.  Mr.
     Kerkenezov  and Ms. Heredia are the only  "promoters"  of our company.  Mr.
     Kerenezov is our sole officer and one of our directors.  Ms. Heredia is one of our two directors.
[2]  Based on 40,513,100  shares issued and  outstanding  as of the date of this
     Prospectus.

                                       32
CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On February 17, 2012 we issued 20,513,000 shares of restricted common stock to
Dallas Kerkenezov, a director and officer, for consideration of 10,257. On
February 25, 2012 we Issued 10,000,000 shares of restricted common stock to
Dallas Kerkenezov, a director and officer, in exchange for forgiveness of $5,000 note payable to him.

There have been no other transactions since our audit date, February 29, 2012, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

DIRECTOR INDEPENDENCE

We do not currently have any independent directors. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation.
There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

           DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                       33
                           REPORTS TO SECURITY HOLDERS

As a result of this offering as required under Section 15(d) of the Securities
Exchange Act of 1934, we will file periodic reports with the Securities and
Exchange Commission through February 28, 2013, including a Form 10-K for the year ended February 28, 2013, assuming this registration statement is declared effective before that date. At or prior to February 28, 2013 we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10%
stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on February 28, 2013. If we do not file a registration statement on Form 8-A at or prior to February 28,
2013, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and
10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The public may read and copy any materials filed by us with the SEC at the SEC's
Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

                       WHERE YOU CAN FIND MORE INFORMATION

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and
Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C.
20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and
Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These
SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Norstra
Energy Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

     *    In February of 2012, we issued 40,513,100 shares of our common stock to Dallas Kerkenezov our sole officer and a director and Sasha
          Heredia, a director, in exchange for cash of $10,257, forgiveness of a

                                       34
          note payable from an officer of $5,000, and $5,000 subscription receivable. We relied upon Section 4(2) of the Securities Act, which exempts from registration "transactions by an issuer not involving any public offering.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       35
REPORT OF INDEPENDENT ACCOUNTING FIRM                                    F-1

BALANCE SHEETS AS OF FEBRUARY 28, 2011 AND
FEBRUARY 29, 2012                                                        F-2

STATEMENT OF OPERATIONS FOR THE PERIODS ENDED
FEBRUARY 29 2012 AND FEBRUARY 28, 2011 AND FOR THE
PERIOD FROM NOVEMBER 12 2010 (INCEPTION) TO
FEBRUARY 29, 2012                                                        F-3

STATEMENT OF STOCKHOLDERS' EQUITY AS OF
FEBRUARY 29, 2012                                                        F-4

STATEMENT OF CASH FLOWS FOR THE PERIODS ENDED
FEBRUARY 29 2012 AND FEBRUARY 28, 2011 AND FOR THE
PERIOD FROM NOVEMBER 12 2010 (INCEPTION) TO
FEBRUARY 29, 2012                                                        F-5

NOTES TO THE FINANCIAL STATEMENTS                                        F-6

                                       36
                        SADLER, GIBB & ASSOCIATES, L.L.C.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Norstra Energy, Inc.

We have audited the  accompanying  balance sheets of Norstra  Energy,  Inc. (the
Company) as of February 29, 2012 and February  28, 2011,  and from  inception on
November  12, 2010  through  February  29, 2012 and the  related  statements  of operations,  stockholders'  deficit and cash flows for the  periods  then ended.
These financial  statements are the responsibility of the Company's  management.
Our  responsibility  is to express an  opinion on these  consolidated  financial statements based on our audits.

We conducted our audits in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and  perform  the  audits to  obtain  reasonable  assurance  about  whether  the consolidated financial statements are free of material misstatement. The Company is not  required  to  have,  nor were we  engaged  to  perform,  an audit of its internal control over financial reporting.  Our audits included consideration of internal  control  over  financial  reporting  as a basis  for  designing  audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the  effectiveness  of the Company's  internal  control over financial reporting. Accordingly, we express no such opinion. An audit also includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial  statements,  assessing the  accounting  principles used and  significant  estimates made by  management,  as well as evaluating the overall financial statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated  financial  statements referred to above present fairly, in all material respects, the financial position of Norstra Energy, Inc.
as of February 29, 2012 and February 28, 2011 and from inception on November 12,
2010 through  February 29, 2012,  and the results of their  operations and their cash  flows for the  periods  then  ended,  in  conformity  with U.S.  generally accepted accounting principles.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company  will  continue  as a  going  concern.  As  discussed  in  Note 2 to the financial  statements,  the Company has not yet established an ongoing source of revenue  sufficient to cover its operating costs which raises  substantial doubt about its ability to continue as a going concern.  Management's plans concerning these  matters are also  described in Note 2. The  financial  statements  do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC
--------------------------------------------
Sadler, Gibb & Associates, LLC
Salt Lake City, UT
April 24, 2012

                                      F-1
NORSTRA ENERGY, INC.
(An Exploration Stage Company)
Balance Sheets

                                                                  February 29,       February 28,
                                                                      2012               2011
                                                                    --------           --------

                                     ASSETS

CURRENT ASSETS
  Cash                                                              $    177           $     --
                                                                    --------           --------
      Total Current Assets                                               177                 --
                                                                    --------           --------
OTHER ASSETS
  Oil and gas properties, unproved (full cost method)                 19,064                 --
                                                                    --------           --------
      Total Other Assets                                              19,064                 --
                                                                    --------           --------

      TOTAL ASSETS                                                  $ 19,241           $     --
                                                                    ========           ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LONG-TERM LIABILITIES
  Asset retirement obligation                                       $  4,392           $     --
                                                                    --------           --------
      Total Liabilities                                                4,392                 --
                                                                    --------           --------
STOCKHOLDERS' EQUITY
  Common stock; 150,000,000 shares authorized,
   at $0.001 par value, 40,513,100 and nil shares issued
   and outstanding, respectively                                      40,513                 --
  Subscriptions receivable                                            (5,000)                --
  Additional paid-in capital                                         (19,032)             1,225
  Deficit accumulated during the exploration stage                    (1,632)            (1,225)
                                                                    --------           --------
      Total Stockholders' Exploration                                 14,850                 --
                                                                    --------           --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $ 19,241           $     --
                                                                    ========           ========

   The accompanying notes are an integral part of these financial statements

                                      F-2
NORSTRA ENERGY, INC.
(A Exploration Stage Company)
Statements of Operations

                                                                                           From
                                                                                       Inception on
                                                                                     November 12, 2010
                                                      For the Years Ended                 Through
                                              February 29,         February 28,         February 29,
                                                  2012                 2011                 2012
                                               ----------           ----------           ----------

REVENUES                                       $       --           $       --           $       --

OPERATING EXPENSES
  General and administrative                           --                1,225                1,225
  Accretion expense                                   327                   --                  327
                                               ----------           ----------           ----------
      Total Operating Expenses                        327                1,225                1,552
                                               ----------           ----------           ----------

LOSS FROM OPERATIONS                                 (327)              (1,225)              (1,552)
                                               ----------           ----------           ----------
OTHER EXPENSES
  Interest expense                                     80                   --                   80
                                               ----------           ----------           ----------
      Total Other Expenses                             80                   --                   80
                                               ----------           ----------           ----------

LOSS BEFORE INCOME TAXES                             (407)              (1,225)              (1,632)
PROVISION FOR INCOME TAXES                             --                   --                   --
                                               ----------           ----------           ----------

NET LOSS                                       $     (407)          $   (1,225)          $   (1,632)
                                               ==========           ==========           ==========

BASIC LOSS PER SHARE                           $    (0.00)          $     0.00
                                               ==========           ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING                                    1,275,255                   --
                                               ==========           ==========

   The accompanying notes are an integral part of these financial statements

                                      F-3
NORSTRA ENERGY, INC.
(An Exploration Stage Company)
Statements of Stockholders' Equity (Deficit)

                                                                                                   Deficit
                                                                                                 Accumulated
                                              Common Stock         Additional                    During the        Total
                                          --------------------      Paid-In     Subscriptions    Development   Stockholders'
                                          Shares        Amount      Capital      Receivable         Stage         Deficit
                                          ------        ------      -------      ----------         -----         -------

Balance at inception on
 November 12, 2010                              --     $     --    $      --      $     --        $     --       $     --

Captial contribution (no shares
 issued), November 2010                         --           --        1,225            --              --          1,225

Net loss from inception on
 November 12, 2010 through
 February 28, 2011                              --           --           --            --          (1,225)        (1,225)
                                        ----------     --------    ---------      --------        --------       --------

Balance, February 28, 2011                      --     $     --        1,225            --          (1,225)            --

Issuance of shares in February 2012
 upon conversion of debt at an
 average price of $0.001 per share      20,513,100       20,513      (10,257)           --              --         10,257

Issuance of shares for cash in
 February 2012                          10,000,000       10,000       (5,000)           --              --          5,000

Common shares issued in February 2012
 upon execution of subscription
 agreement at $0.001 per share          10,000,000       10,000       (5,000)       (5,000)             --             --

Net loss for the year ended
 February 29, 2012                              --           --           --            --            (407)          (407)
                                        ----------     --------    ---------      --------        --------       --------

Balance, February 29, 2012              40,513,100     $ 40,513    $ (19,032)     $ (5,000)       $ (1,632)      $ 14,850
                                        ==========     ========    =========      ========        ========       ========

   The accompanying notes are an integral part of these financial statements.

                                      F-4
                    NORSTRA ENERGY, INC.
               (An Exploration Stage Company)
                  Statements of Cash Flows

                                                                                                     From
                                                                                                 Inception on
                                                                                               November 12, 2010
                                                                For the Years Ended                Through
                                                           February 29,       February 28,       February 29,
                                                               2012               2011               2012
                                                             --------           --------           --------

OPERATING ACTIVITIES
  Net loss                                                   $   (407)          $ (1,225)          $ (1,632)
  Adjustments to reconcile net loss to net cash
   used by operating activities:
     Expenses paid on the Company's behalf
      by a related party                                           --              1,225              1,225
     Accretion expense - oil and gas property                     327                 --                327
  Changes in operating assets and liabilities:                     --                 --                 --
                                                             --------           --------           --------
          Net Cash Used in Operating Activities                   (80)                --                (80)
                                                             --------           --------           --------
INVESTING ACTIVITIES
  Purchase of oil and gas leases                              (15,000)                --            (15,000)
                                                             --------           --------           --------
          Net Cash Used in investing activities               (15,000)                --            (15,000)
                                                             --------           --------           --------
FINANCING ACTIVITIES
  Common stock issued for cash                                 10,257             10,257
  Proceeds from notes payable to related party                  5,000                 --              5,000
                                                             --------           --------           --------
          Net Cash Provided by Financing Activities            15,257                 --             15,257
                                                             --------           --------           --------

NET DECREASE IN CASH                                              177                 --                177

CASH AT BEGINNING OF PERIOD                                        --                 --                 --
                                                             --------           --------           --------

CASH AT END OF PERIOD                                        $    177           $     --           $    177
                                                             ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
  Interest                                                   $     --           $     --           $     --
  Income Taxes                                               $     --           $     --           $     --

CASH PAID FOR:
  Stock issued in exchange for                               $  5,000           $     --           $  5,000
   forgiveness of related party debt
  Stock subscription recievable                                 5,000                 --              5,000
  Capitalized asset retirement obligation                       4,064                 --              4,064

   The accompanying notes are an integral part of these financial statements.

                                      F-5
NORSTRA ENERGY INC.
(An Exploration Stage Company)
Notes To The Financial Statements
February 29, 2012 and February 28, 2011

1. ORGANIZATION AND BUSINESS OPERATIONS

NORSTRA ENERGY INC. ("the Company") was incorporated under the laws of the State of Nevada, U.S. on November 12, 2010. The Company is in the exploration stage as defined under Accounting  Standards  Codification  ("ASC") 915 and it intends to engage in the exploration and development of oil and gas properties.

The  Company  has not  generated  any  revenue  to  date  and  consequently  its operations  are  subject to all risks  inherent  in the  establishment  of a new business  enterprise.  For the period from inception,  November 12, 2010 through
February 29, 2012 the Company has accumulated losses of $1,632.

On March 30, 2012,  the Company  approved a 2:1 forward  split of the  Company's stock.  Following  this split,  the Company's  authorized  capital  increased to
150,000,000  common  shares  with a par  value  of  $0.001  per  share  and  the outstanding  shares of the Company's capital stock increased to 40,513,100.  The effect of this forward split has been retroactively  applied to the common stock balances at February  29,  2012,  and  reflected  in all common  stock  activity reflected in these financial statements since that time.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation
The financial  statements  of the Company have been prepared in accordance  with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's fiscal year end is February 28.

b) Going Concern
The  financial  statements  have been  prepared on a going  concern  basis which assumes  the  Company  will be able to  realize  its assets  and  discharge  its liabilities  in the normal course of business for the  foreseeable  future.  The
Company has incurred losses since inception  resulting in an accumulated deficit of $1,632 as of  February  29, 2012 and further  losses are  anticipated  in the development  of its  business  raising  substantial  doubt  about the  Company's ability to  continue  as a going  concern.  The  ability to  continue as a going concern is dependent upon the Company  generating  profitable  operations in the future  and/or to obtain the  necessary  financing to meet its  obligations  and repay its  liabilities  arising from normal  business  operations when they come due.  Management  intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private  placement of common stock.

c) Cash and Cash Equivalents
The Company  considers  all highly liquid  instruments  with a maturity of three months or less at the time of issuance to be cash  equivalents.  The Company had
$177 and $-0- of cash and cash equivalents at February 29, 2012 and February 28,
2011, respectively.

d) Use of Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally  accepted in the United States  requires  management to make estimates and assumptions  that affect the reported  amounts of assets and liabilities and disclosure of  contingent  assets and  liabilities  at the date of the financial statements  and the  reported  amounts  of  revenues  and  expenses  during  the reporting period. Actual results could differ from those estimates.

e) Financial Instruments
The carrying value of the Company's  financial  instruments  approximates  their fair value because of the short maturity of these instruments.

                                      F-6
NORSTRA ENERGY INC.
(An Exploration Stage Company)
Notes To The Financial Statements
February 29, 2012 and February 28, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f) Stock-based Compensation
We  measure  and  recognize  stock-based   compensation  expense  using  a  fair
value-based  method for all share-based awards made to employees and nonemployee directors,  including grants of stock options and other  stock-based  awards. To date,  the Company  has not adopted a stock  option plan and has not granted any stock options.

g) Income Taxes
Income taxes are accounted for under the assets and liability  method.  Deferred tax  assets  and  liabilities  are  recognized  for  the  estimated  future  tax
consequences   attributable  to  differences  between  the  financial  statement carrying  amounts of existing assets and  liabilities  and their  respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

h) Basic and Diluted Net Loss per Share
Basic EPS is computed  by dividing  net loss  available  to common  shareholders
(numerator) by the weighted average number of shares  outstanding  (denominator)
during the period.  Diluted EPS gives effect to all potentially  dilutive common shares  outstanding  during the period.  Diluted EPS  excludes  all  potentially dilutive  shares if their  effect is  anti-dilutive.  At  February  29, 2012 and
February 28, 2011, no potentially dilutive shares were issued or outstanding.

i) Recent Accounting Pronouncements
The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company's financial position or statements.

j) Oil and Gas Properties
The  Company  uses the full cost  method of  accounting  for oil and natural gas properties.  Under this method,  all  acquisition,  exploration  and development costs,  including certain payroll, asset retirement costs, other internal costs, and interest  incurred for the purpose of finding oil and natural gas  reserves, are capitalized.  Internal costs that are capitalized are directly  attributable to acquisition,  exploration and development activities and do not include costs related to production,  general corporate overhead or similar activities.  Costs associated with production and general corporate  activities are expensed in the period  incurred.  Proceeds from the sale of oil and natural gas  properties are applied to reduce the capitalized costs of oil and natural gas properties unless the sale would  significantly  alter the relationship  between capitalized costs and proved reserves, in which case a gain or loss is recognized.

Capitalized  costs  associated with impaired  properties and  capitalized  costs related  to  properties  having  proved  reserves,  plus  the  estimated  future development  costs, and asset  retirement costs under ASC 410 "Asset  Retirement and  Environmental  Obligations",  are  amortized  using the  unit-of-production method  based on  proved  reserves.  Capitalized  costs of oil and  natural  gas properties,  net of  accumulated  amortization  and deferred  income taxes,  are limited to the total of  estimated  future  net cash  flows from  proved oil and natural gas reserves,  discounted at ten percent,  plus the cost of  unevaluated properties.

                                      F-7
NORSTRA ENERGY INC.
(An Exploration Stage Company)
Notes To The Financial Statements
February 29, 2012 and February 28, 2011

There  are  many  factors,  including  global  events  that  may  influence  the production,  processing, marketing and price of oil and natural gas. A reduction in the  valuation of oil and natural gas  properties  resulting  from  declining prices or production could adversely impact depletion rates and capitalized cost limitations.  Capitalized  costs  associated  with properties that have not been evaluated through drilling or seismic analysis,  including  exploration wells in progress  at  February  29,  2012,  are  excluded  from  the  unit-of-production amortization.  Exclusions are adjusted  annually  based on drilling  results and interpretative analysis.

Sales of oil and natural gas  properties are accounted for as adjustments to the net full cost pool with no gain or loss recognized,  unless the adjustment would significantly  alter the  relationship  between  capitalized  costs  and  proved reserves.  If it is determined that the relationship is  significantly  altered, the  corresponding  gain  or  loss  will  be  recognized  in the  statements  of operations.

Costs of oil and gas  properties  are  amortized  using the units of  production method.

CEILING TEST:  Under the full-cost  method of accounting,  the net book value of oil and gas properties,  less related  deferred  income taxes,  may not exceed a calculated  "ceiling." The ceiling limitation is the estimated  after-tax future net cash  flows  from  proved  oil and gas  reserves  plus the cost of  unproved properties and major  development  projects,  discounted at 10 percent per annum and  adjusted  for cash flow  hedges.  Estimated  future net cash flows  exclude
future  cash  outflows   associated  with  settling   accrued  asset  retirement
obligations.  The Company has adopted U.S.  Securities  and Exchange  Commission
("SEC") Release 33-8995 and the amendments to ASC 932, "Extractive Industries --
Oil and Gas" (the Modernization Rules). Under the Modernization Rules, estimated future net cash flows are calculated using end-of-period costs and an unweighted arithmetic average of commodity prices in effect on the first day of each of the previous  12  months,  held flat for the life of the  production,  except  where prices are defined by contractual arrangements.

Any excess of the net book value of proved oil and gas properties,  less related deferred  income taxes,  over the ceiling is charged to expense and reflected as additional  depletion,  depreciation  and  amortization  expense ("DD&A") in the accompanying statement of operations.  Such limitations are tested quarterly. As of February 29, 2012 and February 28, 2011, capitalized costs did not exceed the ceiling limitation, and no write-down was indicated.

3. COMMON STOCK

The authorized  capital of the Company is  150,000,000  common shares with a par value of $ 0.001 per share.  In February of 2012, the Company issued  20,256,550 pre-split  (40,513,100  post-split)  shares of common stock at a price of $0.001 per share for total cash proceeds of $20,257.

                                      F-8
NORSTRA ENERGY INC.
(An Exploration Stage Company)
Notes To The Financial Statements
February 29, 2012 and February 28, 2011

4. INCOME TAXES

As of February 29, 2012 and February  28,  2011,  the Company had net  operating loss carry forwards of approximately  $555 and $417,  respectively,  that may be available to reduce  future  years'  taxable  income  through  2032.  Future tax benefits which may arise as a result of these losses have not been recognized in these  financial  statements,  as their  realization is determined not likely to occur and  accordingly,  the Company has recorded a valuation  allowance for the deferred tax asset relating to these tax loss carry-forwards as follows:

                                           February 29,        February 28,
                                               2012                2011
                                             -------             -------
Net operating loss carryforwards             $  (555)            $  (417)
Valuation allowance                          $   555             $   417

The  following  is a  reconciliation  of the amount of benefit that would result from applying the federal  statutory  rate to pretax loss with the provision for income taxes as follows:

                                           February 29,        February 28,
                                               2012                2011
                                             -------             -------
Tax at statutory rate (34%)                  $  (138)            $  (417)
Change in valuation allowance                $   138             $   417

In June 2006,  FASB issued FASB ASC  740-10-05-6.  The Company  adopted FASB ASC
740-10-05-6  upon  inception.  Under  FASB ASC  740-10-05-6,  tax  benefits  are recognized only for the tax positions that are more likely than not be sustained upon  examination by tax authorities.  The amount  recognized is measured as the largest  amount of benefit that is greater than 50 percent likely to be realized upon ultimate settlement.  Unrecognized tax benefits are tax benefits claimed in the  company's  tax return that do not meet these  recognition  and  measurement standards.

Upon the adoption of FASB ASC  740-10-05-6,  the Company had no liabilities  for unrecognized  tax  benefits  and,  as such,  the  adoption  had no impact on its financial  statements,  and the Company has recorded no  additional  interest or penalties.  The Adoption of FASB ASC  740-10-05-6  did not impact the  Company's effective tax rates.

The tax years 2012 and 2011 remain open to  examination  for federal  income tax purposes  and by other  major  taxing  jurisdictions  to which  the  Company  is subject.

5. RELATED PARTY TRANSACTIONS

February  23,  2012,  an officer  and  director  loaned the Company  $5,000.  On
February  25, 2012 the company  issued  shares for debt at a price of $0.001 per share reducing the debt to $0 and increasing  10,000,000  additional  post-split shares.

6. OIL AND MINERAL LEASES

On February 1, 2011,  the Company  entered into an  agreement  with an unrelated third-party  entity to purchase a 100% interest and an 80% net revenue  interest in an oil and mineral lease in Reno County,  Kansas.  As  consideration  for the purchase,  the Company  paid  $15,000 in cash.  The Company has not incurred any exploration or development costs in connection with this lease.

                                      F-9
NORSTRA ENERGY INC.
(An Exploration Stage Company)
Notes To The Financial Statements
February 29, 2012 and February 28, 2011

7. ENVIRONMENTAL AND OTHER CONTINGENCIES

The  Company's  operations  and  earnings  may be affected  by various  forms of governmental  action in the United States.  Examples of such governmental action include,  but are by no means  limited to: tax  increases  and  retroactive  tax claims; royalty and revenue sharing increases; import and export controls; price controls;  currency controls;  allocation of supplies of crude oil and petroleum
products  and  other  goods;   expropriation   of  property;   restrictions  and
preferences   affecting  the  issuance  of  oil  and  gas  or  mineral   leases;
restrictions on drilling and/or  production;  laws and regulations  intended for
the  promotion  of  safety  and  the  protection   and/or   remediation  of  the
environment;  governmental  support  for  other  forms of  energy;  and laws and regulations  affecting the Company's  relationships  with employees,  suppliers, customers,  stockholders  and  others.  Because  governmental  actions are often
motivated  by   political   considerations   and  may  be  taken   without  full
consideration of their consequences,  and may be taken in response to actions of other  governments,  it is not practical to attempt to predict the likelihood of such actions,  the form the actions may take or the effect such actions may have on the Company.

Companies in the oil and gas industry  are subject to numerous  federal,  state, local and  regulations  dealing  with the  environment.  Violation of federal or state environmental  laws,  regulations and permits can result in the imposition of significant civil and criminal  penalties,  injunctions and construction bans or delays.  A discharge of hazardous  substances into the environment  could, to the extent  such  event is not  insured,  subject  the  Company  to  substantial expense,  including  both the cost to comply  with  applicable  regulations  and claims by neighboring landowners and other third parties for any personal injury and property damage that might result.

The Company currently leases a property at which hazardous substances could have been or are being  handled.  In  addition,  many of these  properties  have been
operated  by  third  parties   whose   treatment  and  disposal  or  release  of
hydrocarbons  or other  wastes  were not  under  the  Company's  control.  Under existing  laws the Company  could be required to remove or remediate  previously disposed  wastes  (including  wastes  disposed of or released by prior owners or
operators),   to  clean  up  contaminated   property   (including   contaminated
groundwater)  or to perform  remedial  plugging  operations  to  prevent  future contamination. The Company is investigating the extent of any such liability and the  availability  of  applicable  defenses and believes  costs related to these sites will not have a  material  adverse  effect on the  Company's  net  income, financial condition or liquidity in a future period.

The Company's liability for remedial  obligations  includes certain amounts that are based on anticipated  regulatory approval for proposed remediation of former refinery waste sites.  Although  regulatory  authorities may require more costly alternatives than the proposed processes, the cost of such potential alternative processes  is  not  expected  to be a  material  amount.  Certain  environmental expenditures  are likely to be  recovered  by the  Company  from other  sources, primarily  environmental funds maintained by certain states.  Since no assurance can be given that future  recoveries from other sources will occur,  the Company has not recorded a benefit for likely recoveries.

There is the possibility that  environmental  expenditures  could be required at currently  unidentified  sites,  and new or revised  regulations  could  require additional  expenditures at known sites. However, based on information currently available to the Company,  the amount of future  remediation  costs  incurred at known or currently unidentified sites is not expected to have a material adverse effect on the Company's future net income, cash flows or liquidity.  The Company has recorded $4,392 and $0 for its estimated asset retirement  obligations as of
February 29, 2012 and February 28, 2011, respectively. The Company also recorded
$327 and $0 of accretion expense related to its asset retirement  obligations as of February 29, 2012 and February 28, 2011, respectively.

8. SUBSEQUENT EVENTS

In  accordance  with ASC 855-10,  the  Company's  management  has  reviewed  all material  events  and  there are no  additional  material  subsequent  events to report.

                                      F-10
               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which  any  controlling  person,  director  or  officer  of  us  is  insured  or indemnified  in any  manner  against  any  liability  which she may incur in her capacity as such, is as follows:

     *    Article VII of our Bylaws,  filed as Exhibit 3.2 to this  Registration
          Statement; and
     *    Chapter 78 of the Nevada Revised Statutes (the "NRS").

NEVADA REVISED STATUTES

Section  78.138 of the NRS  provides for  immunity of  directors  from  monetary liability, except in certain enumerated circumstances, as follows:

"Except as otherwise provided in NRS 35.230, 90.660, 91.250,  452.200,  452.270,
668.045 and 694A.030,  or unless the Articles of  Incorporation  or an amendment thereto,  in each case filed on or after  October 1, 2003,  provide  for greater individual  liability,  a director or officer is not individually  liable to the corporation or its  stockholders or creditors for any damages as a result of any act or failure to act in their  capacity as a director  or officer  unless it is proven that:

     (a)  her act or failure to act constituted a breach of her fiduciary duties as a director or officer; and
     (b)  her breach of those duties involved intentional misconduct, fraud or a knowing violation of law."

Section 78.5702 of the NRS provides as follows:

1.   A  corporation  may  indemnify  any  person  who  was or is a  party  or is threatened  to be made a party  to any  threatened,  pending  or  completed action,  suit or proceeding,  whether civil,  criminal,  administrative  or investigative,  except an action by or in the right of the corporation,  by reason  of the fact that she is or was a  director,  officer,  employee  or agent  of the  corporation,  or is or was  serving  at the  request  of the
     corporation  as  a  director,   officer,   employee  or  agent  of  another
     corporation, partnership, joint venture, trust or other enterprise, against expenses,  including attorneys' fees, judgments,  fines and amounts paid in settlement  actually and reasonably  incurred by her in connection with the action, suit or proceeding if she:

     (a)  is not liable pursuant to NRS 78.138; or
     (b)  acted in good faith and in a manner which she  reasonably  believed to be in or not opposed to the best  interests of the  corporation,  and, with respect to any criminal  action or proceeding,  had no reasonable cause to believe her conduct was unlawful.

2.   A  corporation  may  indemnify  any  person  who  was or is a  party  or is threatened  to be made a party  to any  threatened,  pending  or  completed action or suit by or in the right of the  corporation to procure a judgment in its favor by reason of the fact that she is or was a director,  officer, employee or agent of the  corporation,  or is or was serving at the request of the  corporation  as a director,  officer,  employee or agent of another

                                      II-1
     corporation,  partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by her in connection with the defense or settlement of the action or suit if she:

     (a)  is not liable pursuant to NRS 78.138; or
     b)   acted in good faith and in a manner which she  reasonably  believed to be in or not opposed to the ( best interests of the corporation.

To the extent that a director,  officer,  employee or agent of a corporation has been  successful  on the merits or otherwise  in defense of any action,  suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter  therein,  the  corporation  shall  indemnify  her  against  expenses, including attorneys' fees, actually and reasonably incurred by her in connection with the defense.

OUR BYLAWS

Our bylaws  provide that we will  indemnify  our  directors  and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director  from  liability,  thereby  making us  responsible  for any expenses or damages  incurred  by such  control  person,  officer or  director in any action brought against them based on their conduct in such capacity,  provided they did not engage in fraud or criminal activity.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses  incurred by this offering.  Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee...............    $     7
Printing Fees.....................................................    $   493
Transfer Agent Fees...............................................    $   500
Accounting fees and expenses......................................    $ 4,000
Legal fees and expenses...........................................    $ 7,500
                                                                      -------
TOTAL.............................................................    $12,500
                                                                      =======

                                    EXHIBITS

The  following  exhibits  are  filed  as part of  this  registration  statement, pursuant to Item 601 of Regulation K. All exhibits  have been  previously  filed unless otherwise noted.

Exhibit No.                   Document Description
-----------                   --------------------
3.1            Articles  of  Incorporation  of  Norstra  Energy  Inc.  (formerly
               Norstra Inc.) *
3.2            Certificate of Amendment *
3.3            Certificate of Change *
3.4            Bylaws of Norstra Energy Inc. (formerly Norstra Inc.) *
5.1            Opinion of Counsel *
10.1           Oil and Gas Lease Assignment *
10.2           Oil and Gas Lease
23.1           Consent of Accountants
23.2           Consent of Counsel (included in Exhibit 5.1) *

----------
* Filed previously

                                      II-2
                                  UNDERTAKINGS

The registrant hereby undertakes:

1.   To file,  during  any  period in which  offers or sales are being  made,  a post-effective amendment to this registration statement:

     (i)  To  include  any  prospectus  required  by  section  10(a)(3)  of  the
          Securities Act;

     (ii) To reflect in the  prospectus  any facts or events  arising  after the effective  date of the  registration  statement  (or the  most  recent post-effective  amendment  thereof)  which,  individually  or  in  the aggregate, represent a fundamental change in the information set forth in the  registration  statement.  Notwithstanding  the foregoing,  any increase  or decrease  in volume of  securities  offered (if the total dollar  value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low  or  high  end of the estimated  maximum  offering  range  may be  reflected  in the form of prospectus  filed  with the SEC  pursuant  to Rule  424(b)  if, in the aggregate,  the changes in volume and price represent no more than 20%
          change  in the  maximum  aggregate  offering  price  set  forth in the
          "Calculation of Registration Fee" table in the effective  registration statement; and

     (iii)To  include  any  material  information  with  respect  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.   That for the purpose of determining  liability  under the  Securities  Act, each  post-effective  amendment  shall be deemed  to be a new  registration statement relating to the securities  offered therein,  and the offering of such  securities  at that time shall be deemed to be the initial  bona fide offering thereof;

3.   To remove from  registration by means of a post-effective  amendment any of the securities  being  registered which remain unsold at the termination of the offering; and

4.   That, for the purpose of determining  liability of the registrant under the
     Securities  Act  to  any  purchaser  in  the  initial  distribution  of the securities,  the  registrant  undertakes  that  in a  primary  offering  of securities  of the  registrant  pursuant  to this  registration  statement, regardless of the  underwriting  method used to sell the  securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications,  the registrant will be a seller to the purchaser  and will be  considered to offer or sell such  securities to such purchaser:

     (i)  Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

                                      II-3
     (iii)The  portion  of any other free  writing  prospectus  relating  to the offering containing  material  information about the registrant or its securities provided by or on behalf of the registrant; and

     (iv) Any other  communication  that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to directors,  officers and  controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the  registrant  has been advised that in the opinion of the SEC such  indemnification  is against  public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for  indemnification  against such liabilities  (other than the payment by the  registrant of expenses  incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by  controlling precedent,  submit to a court of appropriate  jurisdiction  the question whether such  indemnification  by it is  against  public  policy  as  expressed  in  the
Securities Act and will be governed by the final adjudication of such issue.

Each  prospectus  filed  pursuant  to Rule  424(b)  as  part  of a  registration statement relating to an offering, other than registration statements relying on
Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document immediately prior to such date of first use.

                                      II-4
                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  Act, the  registrant has duly
caused  this  registration   statement  to  be  signed  on  its  behalf  by  the
undersigned,  thereunto duly authorized,  in the Lake Tahoe,  Nevada on June 28,
2012.

NORSTRA ENERGY INC.

By: /s/ Dallas Kerkenezov
   -------------------------------------------
   Dallas Kerkenezov,
   President, Chief Executive
   Officer, Chief Financial Officer,
   Principal Accounting Officer,
   Secretary, Treasurer, Director

In accordance  with the  requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

      Signatures                                  Title                                 Date
      ----------                                  -----                                 ----

/s/ Dallas Kerkenezov              President, Chief Executive Officer,              June 28, 2012
-------------------------------    Chief Financial Officer, Principal
Dallas Kerkenezov                  Accounting Officer, Secretary, Treasurer,
                                   Director

/s/ Sasha Heredia                  Director                                         June 28, 2012
-------------------------------
Sasha Heredia

                                      II-5